EXHIBIT 4.2

                 The Registrant's Amended and Restated Bylaws


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                              AMENDED AND RESTATED

                                     BYLAWS

                                       OF

                  VIRGINIA BEACH FEDERAL FINANCIAL CORPORATION

                         AS ADOPTED ON FEBRUARY 25, 1993

                                    ARTICLE I

                                   Home Office

         The home office of Virginia Beach Federal Financial Corporation (herein the "Corporation") shall be at 2101 Parks Avenue, in the City of Virginia Beach, in the Commonwealth of Virginia. The Corporation may also have offices at such other places within or without the Commonwealth of Virginia as the board of directors shall from time to time determine.

                                   ARTICLE II

                                  Shareholders

         SECTION 1. Place of Meetings. All annual and special meetings of shareholders shall be held at the home office of the Corporation or at such other place within or without the Commonwealth of Virginia as the board of directors may determine and as designated in the notice of such meeting.

         SECTION 2. Annual Meeting. A meeting of the shareholders of the Corporation for the election of directors and for the transaction of any other business of the Corporation shall be held annually at such date, time and place as shall be fixed by the board of directors, the chairman of the board or the president.

         SECTION 3. Special Meetings. Special meetings of the shareholders for any purpose or purposes may be called at any time by the chairman of the board of directors, the president, a majority of the board of directors or a committee of the board of directors in accordance with the provisions of the Corporation's Articles of Incorporation.

         SECTION 4. Conduct of Meetings. Annual and special meetings shall be conducted in accordance with the rules and procedures adopted by the board of directors.

         SECTION 5. Notice of Meeting. Written notice stating the place, day and hour of the meeting and the purpose or purposes for which the meeting is called shall be mailed by the secretary or the officer performing his duties, not less than 10 days nor more than 60 days before the meeting to each shareholder of record entitled to vote at such meeting, except that notice of a meeting to act on an amendment to the Articles of Incorporation, a plan of merger or share exchange, a proposed sale of assets other than in the regular course of business, or the dissolution of the Corporation shall be given not less than 25 days nor more than 60 days before the meeting. If mailed, such notice shall be deemed to be


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delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock transfer books or records of the Corporation as of the record date prescribed in Section 6 of this Article II, with postage thereon prepaid. If a shareholder is present at a meeting, or in writing waives notice thereof before or after the meeting, notice of the meeting to such shareholder shall be unnecessary. When any shareholders' meeting, either annual or special, is adjourned for 30 days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. It shall not be necessary to give any notice of the time and place of any meeting adjourned for less than 10 days or of the business to be transacted at such adjourned meeting, other than an announcement at the meeting at which such adjournment is taken or if a new record date for the adjourned meeting is selected, notice of the adjourned meeting shall be given to persons who are shareholders as of the new record date.

         SECTION 6. Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the board of directors shall fix in advance a date as the record date for any such determination of shareholders. Such date in any case shall be not more than 70 days, and in case of a meeting of shareholders, not less than 10 days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof, unless the board of directors fixes a new record date, which it shall do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

         SECTION 7. Voting Lists. The officer or agent having charge of the stock transfer books for shares of the Corporation shall make, at least 10 days before each meeting of shareholders, a complete record of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each. The record, for a period of 10 days before such meeting, shall be kept on file at the principal office of the Corporation, whether within or without Virginia, and shall be subject to inspection by any shareholder during usual business hours if such shareholder makes a demand for inspection in good faith and for a proper purpose and the list of shareholders is directly connected to his purpose. Such record shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder for any purpose germane to the meeting during the whole time of the meeting. The original stock transfer books shall constitute prima facie evidence as to who are the shareholders entitled to examine such record or transfer books or to vote at any meeting of shareholders.

         SECTION 8. Quorum. A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present and represented, any business may be transacted which might have been transacted at the meeting as originally notified. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. Less than a quorum may adjourn a meeting.

         SECTION 9. Proxies. At all meetings of shareholders, a shareholder may vote either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney in fact. Proxies solicited on behalf of the management shall be voted as directed by the shareholder or, in the absence of such direction, as determined by a majority of the board of directors. No proxy shall be valid after

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eleven months from the date of its execution  unless  otherwise  provided in the proxy. An appointment of a proxy is revocable by the shareholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest.

         The death or incapacity of the shareholder appointing a proxy does not affect the right of the Corporation to accept the proxy's authority unless notice of the death or incapacity is received by the secretary or other officer or agent authorized to tabulate votes before the proxy exercises his authority under the appointment. An appointment made irrevocable under this Section is revoked when the interest with which it is coupled is extinguished. A transferee for value of shares subject to an irrevocable appointment may revoke the appointment if he did not know of its existence when he acquired the shares and the existence of the irrevocable appointment was not noted conspicuously on the certificate representing the shares. Subject to any legal limitation on the right of the Corporation to accept the vote or other action of a proxy and to any express limitation on the proxy's authority appearing on the face of the appointment form, the Corporation is entitled to accept the proxy's vote or other action as that of the shareholder making the appointment. Any fiduciary who is entitled to vote any shares, may vote such shares by proxy.

         SECTION 10. Voting. At each election for directors every shareholder entitled to vote at such election shall be entitled to one vote for each share of stock held by him. Unless otherwise provided in Articles of Incorporation, by statute, or by these Bylaws, a majority of those votes cast by shareholders at a lawful meeting shall be sufficient to pass on a transaction or matter.

         SECTION 11. Voting of Shares in the Name of Two or More Persons. When ownership of stock stands in the name of two or more persons, in the absence of written directions to the Corporation to the contrary, at any meeting of the shareholders of the Corporation any one or more of such shareholders may cast, in person or by proxy, all votes to which such ownership is entitled. In the event an attempt is made to cast conflicting votes, in person or by proxy, by the several persons in whose name shares of stock stand, the vote or votes to which these persons are entitled shall be cast as directed by a majority of those holding such stock and present in person or by proxy at such meeting, but no votes shall be cast for such stock if a majority cannot agree.

         SECTION 12. Voting of Shares by Certain Holders. Shares standing in the name of another corporation may be voted by any officer, agent or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine. Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority to do so is contained in an appropriate order of the court or other public authority by which such receiver was appointed.

         A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

         Neither treasury shares of its own stock held by the Corporation, nor shares held by another corporation, if a majority of the shares entitled to vote for the election of directors of such other

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corporation  are held by the  Corporation,  shall be  voted  at any  meeting  or counted in determining the total number of outstanding shares at any given time for purposes of any meeting.

         SECTION 13. Inspectors of Election. In advance of any meeting of shareholders, the board of directors may appoint any persons, other than nominees for office, as inspectors of election to act at such meeting or any adjournment thereof. The number of inspectors shall be either one or three. If the board of directors so appoints either one or three inspectors, that appointment shall not be altered at the meeting. If inspectors of election are not so appointed, the chairman of the board or the president may make such appointment at the meeting. In case any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment by the board of directors in advance of the meeting or at the meeting by the chairman of the board or the president.

         Unless otherwise prescribed by applicable law, the duties of such inspectors shall include: determining the number of shares of stock and the voting power of each share, the shares of stock represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies; receiving votes, ballots or consents; hearing and determining all challenges and questions in any way arising in connection with the right to vote; counting and tabulating all votes or consents; determining the result; and such acts as may be proper to conduct the election or vote with fairness to all shareholders.

         SECTION 14. Nominating Committee. The board of directors shall act as a nominating committee for selecting the management nominees for election as directors. Except in the case of a nominee substituted as a result of the death or other incapacity of a management nominee, the nominating committee shall deliver written nominations to the secretary at least 20 days prior to the date of the annual meeting. Provided such committee makes such nominations, no nominations for directors except those made by the nominating committee shall be voted upon at the annual meeting unless other nominations by shareholders are made in writing and delivered to the secretary of the Corporation in accordance with the provisions of the Corporation's Articles of Incorporation.

         SECTION 15. New Business. Any new business to be taken up at the annual meeting shall be stated in writing and filed with the secretary of the Corporation in accordance with the provisions of the Corporation's Articles of Incorporation. This provision shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, directors and committees, but in connection with such reports no new business shall be acted upon at such annual meeting unless stated and filed as provided in the Corporation's Articles of Incorporation.

                                   ARTICLE III

                               Board of Directors

         SECTION 1. General Powers. The business and affairs of the Corporation shall be under the direction of its board of directors. The board of directors shall annually elect a chairman of the board, a vice chairman and a president from among its members. The chairman of the board shall preside at all meetings at which he is in attendance; in his absence, the vice chairman shall preside. In the event that both the chairman and the vice chairman are absent, the president shall preside at the meeting.

         SECTION 2. Number, Term and Election. The board of directors shall initially consist of 10 members and shall be divided into three classes as nearly equal in number as possible in accordance with

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the  provisions  of the  Corporation's  Articles of  Incorporation.  Thereafter,
within the limits specified by the Articles of Incorporation, the number of directors shall be specified by vote of the board of directors. The members of each class shall be elected for a term of three years and until their successors are elected and qualified.

         SECTION 3. Regular Meetings. A regular meeting of the board of directors shall be held without other notice than this Bylaw immediately after, and at the same place as, the annual meeting of shareholders. The board of directors may provide, by resolution, the time and place for the holding of additional regular meetings without other notice than such resolution.

         SECTION 4. Special Meetings. Special meetings of the board of directors may be called by or at the request of the chairman of the board, the president or a majority of the directors. The persons authorized to call special meetings of the board of directors may fix any place as the place for holding any special meeting of the board of directors called by such persons. Members of the board of directors may participate in special meetings by means of conference telephone or similar communications equipment by which all persons participating in the meeting may simultaneously hear each other. Such participation shall constitute presence in person.

         SECTION 5. Notice of Special Meetings. Notice of special meetings of the board of directors may be given orally or in writing. Oral notice shall be given in person or by telephone at least 24 hours prior to the meeting. Written notice of a special meeting shall be given to each director at least 24 hours prior thereto delivered personally or by telegram or at least five days prior thereto delivered by United States mail at the address at which the director is most likely to be reached. Such written notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid if mailed or when delivered to the telegraph company if sent by telegram. Any director may waive notice of the holding, time and place of any meeting of the Board or any committee thereof either before or after such meeting by a writing filed with the secretary. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

         SECTION 6.  Quorum.  A majority  of the  number of  directors  fixed by
Section 2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the board of directors, but if less than such quorum is present at a meeting, a majority of the directors present may adjourn the meeting from time to time. Notice of any adjourned meeting shall be given in the same manner as prescribed by Section 5 of this Article III.

         SECTION 7. Manner of Acting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors, unless a greater number is prescribed by these Bylaws, the Articles of Incorporation, or the laws of Virginia.

         SECTION 8. Action Without a Meeting. Any action required or permitted to be taken by the board of directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors.

         SECTION 9. Resignation. Any director may resign at any time by sending a written notice of such resignation to the home office of the Corporation addressed to the chairman of the board or the

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president. Unless otherwise specified therein such resignation shall take effect upon receipt thereof by the chairman of the board or the president.

         SECTION 10. Vacancies. Any vacancy occurring in the board of directors shall be filled in accordance with the provisions of the Corporation's Articles of Incorporation. The term of such director shall be in accordance with the provisions of the Corporation's Articles of Incorporation.

         SECTION 11. Removal of Directors. Any director or the entire board of directors may be removed only in accordance with the provisions of the Corporation's Articles of Incorporation.

         SECTION 12. Compensation. Directors, as such, may receive a stated salary for their services and reasonable expenses as determined from time to time by the board of directors. Members of either standing or special committees may be compensated for their services or board committees as the board of directors may determine.

         SECTION 13. Presumption of Assent. A director of the Corporation who is present at a meeting of the board of directors at which action on any corporate matter is taken shall be deemed to have assented to the action taken unless (a) he votes against, or abstains from, the action taken or (b) he objects at the beginning of the meeting, or promptly upon his arrival, to holding it or transacting specified business at the meeting.

         SECTION 14. Age Limitations. Other than directors currently serving on the Board of Directors as of June 18, 1992, no person shall be eligible for election, re-election, appointment, or re-appointment to the Board of Directors of the Corporation if such person is then more than 70 years of age. Any director, upon attaining that age, shall automatically cease to be a director effective as of the next succeeding annual meeting of stockholders and shall become eligible to be a Director Emeritus in accordance with Section 15 hereof.

         SECTION 15. Directors Emeritus. The Board of Directors may, by the affirmative vote of a majority of the directors present at any meeting, appoint one or more Directors Emeritus to serve as advisors or consultants to the Board of Directors and may provide for their reasonable compensation pursuant to
Article III, Section 12 hereof. A Director Emeritus shall have previously served as a director of the Corporation or a successor entity. Directors Emeritus shall be required to attend all meetings of the Board of Directors in order to receive compensation hereunder and may also be appointed to serve on committees of the Board as advisors. Directors Emeritus shall not have the right to vote at Board meetings on any matters concerning the Corporation. Directors Emeritus may be reappointed by the affirmative vote of a majority of the directors present at any meeting. The term of a Director Emeritus shall not exceed one year. More than three consecutive absences from regular meetings of the Board of Directors, unless excused by resolution of the Board of Directors, shall automatically constitute a resignation of a Director Emeritus.

                                   ARTICLE IV

                      Committees of the Board of Directors

         The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, as they may determine to be necessary or appropriate for the conduct of the business of the Corporation, and may prescribe the duties, constitution and procedures thereof. Each committee

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shall  consist  of one or more  directors  of the  Corporation.  The  board  may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

         The board of directors may by resolution passed by a majority of the full board, at any time change the members of, fill vacancies in, and discharge any committee of the board. Any member of any such committee may resign at any time by giving notice to the Corporation; provided, however, that notice to the board, the chairman of the board, the chief executive officer, the chairman of such committee, or the secretary shall be deemed to constitute notice to the Corporation. Such resignation shall take effect upon receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective. Any member of any such committee may be removed at any time, either with or without cause, by the affirmative vote of a majority of the authorized number of directors at any meeting of the board called for that purpose.

                                    ARTICLE V

                                    Officers

         SECTION 1. Positions. The officers of the Corporation shall be a president, one or more vice presidents, a secretary and a treasurer, each of whom shall be elected by the board of directors. The board of directors may also designate the chairman of the board as an officer. The president shall be the chief executive officer, unless the board of directors designates the chairman of the board as the chief executive officer. The offices of the secretary and treasurer may be held by the same person and a vice president may also be either the secretary or the treasurer. The board of directors may designate one or more vice presidents as executive vice presidents or senior vice president. The board of directors may also elect to authorize the appointment of such other officers as the business of the Corporation may require. The chief executive officer may appoint such other officers pursuant to such authority, general or specific, as the board of directors may grant. The secretary shall have responsibility for preparing and maintaining custody of minutes of directors and stockholders meetings and for authenticating records of the Corporation. The officers shall have such authority and perform such duties as the board of directors may from time to time authorize or determine. In the absence of action by the board of directors, the officers shall have such powers and duties as generally pertain to their respective offices.

         SECTION 2. Election and Term of Office. The officers of the Corporation shall be elected annually by the board of directors at the first meeting of the board of directors held after each annual meeting of the shareholders. If the election of officers is not held at such meeting, such election shall be held as soon thereafter as possible. Each officer shall hold office until his successor shall have been duly elected and qualified or until his death or until the officer's death, resignation or removal in the manner hereinafter provided. Election or appointment of an officer, employee or agent shall not of itself create contract rights. Any officer may resign at any time upon written notice to the board of directors and such resignation shall be effective when notice is delivered unless the notice specifies a later effective date.

         SECTION 3. Removal. Any officer may be removed by majority vote of the board of directors or, in the case of an officer appointed by the chief executive officer, by the chief executive officer, whenever, in its or his judgment, the best interests of the Corporation will be served thereby, but such removal, other than for cause, shall be without prejudice to the contract rights, if any, of the person so removed.

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         SECTION  4.  Vacancies.  A  vacancy  in any  office  because  of death, resignation, removal, disqualification or otherwise, may be filled by the board of directors for the unexpired portion of the term.

         SECTION 5. Remuneration. The remuneration of the officers shall be fixed from time to time by the board of directors or a committee thereof and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.

                                   ARTICLE VI

                      Contracts, Loans, Checks and Deposits

         SECTION 1. Contracts. To the extent permitted by applicable law, and except as otherwise prescribed by the Corporation's Articles of Incorporation or these Bylaws with respect to certificates for shares, the board of directors may authorize any officer, employee, or agent of the Corporation to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation.

Such authority may be general or confined to specific instances.

         SECTION 2. Loans. No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by the board of directors. Such authority may be general or confined to specific instances.

         SECTION 3. Checks, Drafts, Etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by one or more officers, employees or agents of the Corporation in such manner as shall from time to time be determined by resolution of the board of directors. Such authority may be general or confined to specific instances.

         SECTION 4. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in any of its duly authorized depositories as the board of directors may select.

                                   ARTICLE VII

                   Certificates for Shares and Their Transfer

         SECTION 1. Certificates for Shares. The shares of the Corporation shall be represented by certificates signed by any two officers of the Corporation designated by resolution of the board of directors, and may be sealed with the seal of the Corporation or a facsimile thereof. Any or all of the signatures upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the Corporation itself or an employee of the Corporation. If any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before the certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of its issue.

         SECTION 2. Form of Share Certificates. All certificates representing shares issued by the Corporation shall set forth upon the face or back that the Corporation will furnish to any shareholder upon request and without charge a full statement of the designations, preferences, limitations, and relative

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rights of the shares of each class  authorized to be issued,  the  variations in the relative rights and preferences between the shares of each such series so far as the same have been fixed and determined, and the authority of the board of directors to fix and determine the relative rights and preferences of subsequent series.

         Each certificate representing shares shall state upon the face thereof: that the Corporation is organized under the laws of the Commonwealth of Virginia; the name of the person to whom issued; the number and class of shares; the date of issue; the designation of the series, if any, which such certificate represents; the par value of each share represented by such certificate, or a statement that the shares are without par value. Other matters in regard to the form of the certificates shall be determined by the board of directors.

         SECTION 3. Payment for Shares. No certificate shall be issued for any shares until such share is fully paid.

         SECTION 4. Transfer of Shares. Transfer of shares of capital stock of the Corporation shall be made only on its stock transfer books. Authority for such transfer shall be given only by the holder of record thereof or by his legal representative, who shall furnish proper evidence of such authority, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Corporation. Such transfer shall be made only on surrender for cancellation of the certificate for such shares. The person in whose name shares of capital stock stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

                                  ARTICLE VIII

                            Fiscal Year; Annual Audit

         The fiscal year of the Corporation shall end on the 31st day of December of each year. The Corporation shall be subject to an annual audit as of the end of its fiscal year by independent public accountants appointed by and responsible to the board of directors.

                                   ARTICLE IX

                                    Dividends

         Subject to the provisions of the Articles of Incorporation and applicable law, the board of directors may, at any regular or special meeting, declare, and the Corporation may pay, dividends on the Corporation's outstanding capital stock. Dividends may be paid in cash, in property or in the Corporation's own stock.

                                    ARTICLE X

                                 Corporate Seal

         The corporate seal of the Corporation shall be in such form as the board of directors shall prescribe.

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


                                   ARTICLE XI

                                   Amendments

         In accordance with the Corporation's Articles of Incorporation, these Bylaws may be repealed, altered, amended or rescinded by the shareholders of the Corporation only by vote of not less than 66- 2/3% of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the shareholders called for that purpose (provided that notice of such proposed repeal, alteration, amendment or recision is included in the notice of such meeting). In addition, the board of directors may repeal, alter, amend or rescind these Bylaws by vote of a majority of the board of directors at a legal meeting held in accordance with the provisions of these Bylaws. In the case of amendments made by the board of directors, the proposed changes shall be distributed in writing to all board members at least forty-eight (48) hours prior to the meeting at which the amendment will be first brought before the board. Affirmative votes of at least two-thirds of the membership of the full board shall be required at two successive meetings of the board after which the amendment is considered as adopted.

                                   ARTICLE XII

                           Board Review of the Bylaws

         Annual review of these Bylaws is to be made by the board of directors or by a committee appointed for that purpose. If the board as a whole acts as the reviewing body, this shall be done at the first regular meeting in February of each year; if a committee is to perform the review function, it shall be completed in time for the committee to report its finding to the board at the first regular meeting in February of each year.


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